Exhibit 99.1

EXHIBIT A

Joint Filling Agreement

In accordance with the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13G (including amendments thereto) with respect to ordinary shares, par value US$0.00005 per share of XIAO-I CORPORATION, a Cayman Islands exempted company; and (ii) that this joint filing agreement may be included as an Exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Dated: July 9, 2024

River Hill China Fund L.P.

By:	/s/ Shihuang Xie

Name: Shihuang Xie

Title: Director

River Hill China GP Ltd.

By:	/s/ Shihuang Xie

Name: Shihuang Xie

Title: Director

/s/ Shihuang Xie

Shihuang Xie